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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         TRW has no parent or parents. As of December 31, 1994, certain of its subsidiaries, some of which also have subsidiaries, were as follows:


                                                                                           PERCENTAGE OF
                                                            ORGANIZED UNDER              VOTING SECURITIES
                 NAME                                         THE LAWS OF                    OWNED (1)
                 ----                                     ----------------------       ---------------------
TRW U.K. Limited which owns                                   United Kingdom                   100.00%
   TRW Remanufactured Steering Systems Limited                United Kingdom                   100.00%
   TRW Steering Systems Limited                               United Kingdom                   100.00%
   TRW Ceramics Limited                                       United Kingdom                   100.00%
   TRW Connectors Limited                                     United Kingdom                   100.00%
   TRW Reda Pump Limited                                      United Kingdom                   100.00%
   TRW Repa Limited                                           United Kingdom                    90.00%
   TRW Transportation Electronics Limited                     United Kingdom                   100.00%
   TRW United-Carr Limited                                    United Kingdom                   100.00%
   TRW Automotive Systems Limited                             United Kingdom                   100.00%

ESL Incorporated                                              California                       100.00%

TRW Vehicle Safety Systems Inc. which owns                    Delaware                         100.00%
   TRW Technar Inc.                                           California                       100.00%
   TRW Vehicle Safety Systems de Mexico,                      Mexico                           100.00%
     S.A. de C.V.
   TRW Safety Systems Holding Company                         Delaware                         100.00%
   TRW Occupant Restraints
     de Chihuahua S.A. de C.V.                                Mexico                           100.00%

TRW Automotive Products Inc. which, together
   with TRW International Holding Corporation,
   directly or indirectly owns                                Delaware                         100.00%
     TRW GmbH fur industrielle Beteiligungen
     which, in turn (in some cases together with
     TRW Inc.), directly or indirectly owns                   Germany                          100.00%
       TRW Autoelektronika  s.r.o.                            Czechoslovakia                   100.00%
       TRW Carr CSRS s.r.o.                                   Czechoslovakia                   100.00%
       TRW-DAS, a.s.                                          Czechoslovakia                    92.40%
       TRW Electro-Automation GmbH & Co. KG                   Germany                           76.00%
       TRW Fahrwerksysteme GmbH & Co. KG                      Germany                          100.00%
       TRW Fahrzeugelektrik GmbH & Co. KG                     Germany                          100.00%
       TRW FahrzeugelektrikVerwaltungs-GmbH                   Germany                          100.00%
       TRW Motorkomponenten GmbH & Co. KG                     Germany                          100.00%
       TRW Nelson Bolzenschweiss-Technik GmbH                 Germany                          100.00%
       TRW Presswerk Krefeld GmbH & Co. KG                    Germany                          100.00%
       TRW Repa GmbH                                          Germany                           90.00%
       TRW United-Carr GmbH & Co. KG                          Germany                          100.00%

TRW Steering Systems Japan Co. Ltd.                           Japan                            100.00%

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

                                                                                       PERCENTAGE OF
                                                              ORGANIZED UNDER        VOTING SECURITIES
          Name                                                  THE LAWS OF              OWNED (1)
          ----                                                ---------------        -----------------
TRW Canada Limited which owns                                 Canada                           100.00%
   TRW Vehicle Safety Systems Limited                         Canada                           100.00%
   Quality Safety Systems Company                             Canada                            60.00%
   TRW do Brasil, S.A.                                        Brazil                             98.8%

TRW Components International Inc.                             Virginia                         100.00%

TRW Italia S.p.A. which owns                                  Italy                            100.00%
   TRW SIPEA S.p.A.                                           Italy                            100.00%

TRW France S.A. which owns                                    France                           100.00%
   TRW Carr France SNC                                        France                           100.00%

TRW Koyo Steering Systems Company                             Tennessee                         51.00%

TRW Export Trading Corporation which owns                     Delaware                         100.00%
   TRW Export Sales Corporation                               U.S. Virgin Islands              100.00%

TRW System Services Company                                   Delaware                         100.00%

TRW Financial Systems, Inc. which owns                        California                       100.00%
   TRW Financial Systems Nederland B.V.                       Netherlands                      100.00%
   TRW Financial Systems of Norway AS                         Norway                           100.00%

TRW Sabelt S.p.A.                                             Italy                             90.00%
   TRW Air Bag Systems s.r.l.                                 Italy                            100.00%




_______________

(1) Total percentages held by TRW and/or its subsidiaries, disregarding Directors' qualifying shares, if any.


         The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.